Exhibit 99.2

TRIMERIS, INC. INVESTOR CONFERENCE CALL TRANSCRIPT

Moderator: Dani Bolognesi

November 14, 2006

4:00 pm CT

Operator: Good afternoon and welcome to the Trimeris Investor conference call. This conference may contain projections, estimates and other forward looking statements that involve a number of risks and uncertainties including those discussed in Trimeris' filings with the Securities and Exchange Commission. Among the factors that could cause actual results to differ materially are the following.

There is uncertainty regarding the success of our research and development activity, regulatory authorizations and product commercialization. The results of our previous clinical trials are not necessarily indicative of future clinical trials. Our drug candidates are based upon novel technology and are difficult and expensive to manufacture and may cause unexpected side effects.

For a complete description of these risks please see Trimeris's Form 10K filed with the Securities and Exchange Commission on March 10, 2006 and the company's periodic reports filed with the SEC. Actual manufacturing and commercialization results may differ from previous results and current projections.

While the information presented during this call represents management's current judgment on the future direction of the company's business, such risks and uncertainties may cause actual operating results to differ materially from any future performance suggested herein.

Trimeris undertakes no obligation to update these forward looking statements to reflect events or circumstances arising after the date hereof. I'll now turn the call over to Dani Bolognesi, Chief Executive Officer.

Dani Bolognesi: Good afternoon. In our press release today, we've announced a restructuring plan for Trimeris that we believe will put the company on a path that will create significant value for our shareholders in both the short and longer term.

Our performance this past quarter which we expect will extend to the full year, demonstrates that Fuzeon can generate significant earnings potential when we are successful in managing our costs.

With the new structure announced today, we expect to build upon the success in 2007 and beyond. We intend to achieve this by meeting the following objectives.

Continue activities that will help Fuzeon grow in the marketplace while relying more and more on Roche's commercial and development capabilities. This will substantially reduce our operational and infrastructure costs.

Number two, vigorously pursue development of our exciting next generation fusion inhibitor in partnership with Roche. Number three, leverage our expertise in drug discovery and development to further build and diversify our pipeline. We intend to do this by evaluating opportunities within and outside the HIV arena.

We anticipate that this restructuring should be largely completed by the beginning of 2007. This plan is expected to provide a robust impact on earnings as well as an improved cash position as a result of reduced operational costs.

Finally, we feel very good about the prospects for Trimeris going forward with this strategy. Thank you for joining us on this call. And I and the Trimeris team are now ready to take your questions.

Operator: Ladies and gentlemen if you would like to ask a question please press star then 1 on your telephone keypad. We'll pause for just a moment to compile the Q&A roster. Our first question comes from the line of Steve Harr with Morgan Stanley.

Steven Harr: Yeah, good afternoon Dani.

Dani Bolognesi: Hi, Steve.

Steven Harr: So I wanted to ask you a few questions here. So first off your dollar a share guidance for next year, based on what type of revenue growth is that based, is that predicated on?

Dani Bolognesi: Steve, the objective, this is an objective that we hold - that we believe - we can achieve. However, we have a number of things to do between now and our earnings call in the fourth quarter. And we will give you much more specifics at that time. But we believe this is a reasonable number, as I said, that we should be able to reach and perhaps even overdo.

Steven Harr: So if you look at, what are your assumptions on what the compassionate use programs for integrase inhibitors and CCR5s will do to your business next year given that you've kind of set yourself up in the salvage business and that's where those guys are going to come in to play?

Dani Bolognesi: Steve, there are two sides to that question. I think on the one hand you can expect that there will be competition from the integrase but as you well know there's another side to the equation and that is the data that exists when you combine Fuzeon with integrase it's rather spectacular and we believe that there will be use in our patients with that combination.

Steven Harr: So then when, next train of thought here, when you go to your statement that you will continue to invest in next generation Fuzeon, or pursue the development, is your, presumptive in your guidance is that your R&D is going to come back dramatically. And following from that, it would seem to me that Roche has to take over the majority of the development expenses on that drug.

So are your economics in the long run changed?

Dani Bolognesi: Steve, there are several components that are included in our R&D line. It includes activities that support Fuzeon, of various types. It includes post marketing commitments for the drug and it includes obviously the NGFI, the next generation fusion inhibitor costs.

So what we anticipate here is that those costs that are not NGFI-related are probably going to go down with this restructuring and the activities with NGFI will be maintained as we described to you before.

Steven Harr: So will your economics be changed at all from either of those drugs in the long run?

Dani Bolognesi: I'm sorry Steve, I can't, I didn't understand your question.

Steven Harr: Will your economics on the next generation fusion inhibitor or on Fuzeon change from the 50/50 profit split?

Dani Bolognesi: At the moment they will remain in exactly how you've outlined it.

Steven Harr: All right. Thank you.

Operator: Our next question comes from the line of Megan Malloy with Goldman Sachs.

Megan Malloy: Thanks. I just want to follow up on a couple of Steve's questions. I guess I'm not clear where these cost efficiencies are going. As I understand it pretty much your pipeline is the next generation fusion inhibitor, so I don't know what I'm missing, or maybe you could help to quantify the amount of other spend that. . .

Dani Bolognesi: Yes.

Megan Malloy: . . . would occur in order for you to do that. And I was, should we take this dollar for next year? Is this official guidance or. . .

Dani Bolognesi: No.

Megan Malloy: It doesn't sound like it because it sounds like you're. . .

Dani Bolognesi: It's not Meg, it's a goal. And as I said to Steve a moment ago it's something that we will give you much more granularity on when we speak to you at the fourth quarter call.

But back to the issue you're asking about. There are a basket of activities in our R&D line that include clinical trials, post-marketing support for Fuzeon, even some scientific work that is related to promoting the brand and the like in addition to what we do with the next generation fusion inhibitors.

So what we're proposing here is that we will be talking to our partners about transferring some of these activities that they're very good at, in commercializing Fuzeon, as they've demonstrated clearly in the last quarter of this year and before that as well and will continue that way.

And we will then try to take our, take advantage of our core competencies here to grow our pipeline in the areas where we're confident.

Megan Malloy: Then to just follow up on Steve's question again, what would enable you to transfer those costs without some sort of give up on the economics?

Dani Bolognesi: No, I think what we have in the relationship with Roche, Meg, is activities that are occurring here at Trimeris, as well as activities that are occurring at Roche, in the marketing of this drug. I think we can take advantage of the synergy between the two organizations right now to avoid unnecessary duplication of costs as well as potentially look at programs at this moment that are going to benefit Fuzeon in the most effective manner. And perhaps thinking about reducing programs that will not.

Megan Malloy: I see. So it sounds like it's a matter of eliminating redundancies and eliminating efforts that have not really provided leverage.

Dani Bolognesi: I believe that's the case and why I don't want to be too specific about this is because we will be in discussions with our partner in the next several weeks to obviously come to the bottom line here.

Megan Malloy: Okay. I guess, if I may just one follow up questions along those lines, it sounds like you haven't really addressed this with Roche. So, I'm wondering why you've made the announcement now as opposed to when things are a little bit more hammered out.

Dani Bolognesi: Meg, we are always in pretty good contact with Roche. So I would assume that we have had some conversations with Roche about this and it's just a question now of getting to some specifics.

Megan Malloy: Okay. Thanks a lot.

Dani Bolognesi: You're welcome.

Operator: Our next question comes from the line of Thomas Wei with Piper Jaffrey.

Thomas Wei: Thanks very much. I guess just to follow up on the previous questions here, if we were to look at say your third quarter numbers for the run rate to be 25 cents, it looks like your R&D spend would need to come down from $3-1/2 million to $1-1/2 million for the third quarter. Is that kind of in the ballpark of the cuts that you're thinking of incurring? Is that even just the right way to think about it or is it mostly here driven by growth and the profit on the top line?

Dani Bolognesi: I think it's both, Thomas. From the perspective of exactly what we're going to do with these programs right now, as I've said, we'll try to provide you with much more specifics after we've talked more in depth with our partner.

But as I said there are a number of activities in that line that relate to support of Fuzeon, at the moment, that I think we will be in negotiation with Roche and the reductions will come primarily in that sector.

Thomas Wei: And maybe could you help us understand, of the money that you are spending on R&D, right now what is related to the next generation fusion inhibitor program?

Dani Bolognesi: I don't think we've ever disclosed the specifics of that Thomas. But it certainly is only a component of the total R&D spend that we've shown. So remember we're in 50/50 partnership with Roche. We're sharing costs in an early stage development program. So this is not the lion's share of that figure.

Thomas Wei: Okay, thank you.

Operator: And once again ladies and gentlemen if you would like to ask a question please press star then 1 on your telephone keypad. Our next question comes from the line of Vinny Jindal with Think Equity Partners.

Vinny Jindal: Hey Dani. I was curious, the things that you outlined as being the objectives of this move are: number one, to increase Fuzeon sales, number two, advance compounds already in development, number three and license new compounds. That didn't seem different than the goals that Steve Skolsky had outlined as well. And I was curious how does this shift precipitate his departure?

Dani Bolognesi: I think Vinny there is a substantial difference in strategy here that is being undertaken. We are really moving from a company that had significant interests in the commercial side of the equation in supporting Fuzeon to one that is going to be leveraging our partner to do that and then focusing our attention now on our pipeline. And our pipeline means not just the next generation fusion inhibitor but beyond.

And it gets back to working with our core competencies of science and drug discovery and early stage development.

Vinny Jindal: Got you. You know to, if you could revisit what the terms of the agreement are with you and Roche, is it the 50/50 profit split is dependant upon the 50/50 split of costs? And if you eliminate redundancies from one partner does that not change the profits for the dynamics?

Dani Bolognesi: I'm not sure I understood but it is, we do have a 50/50 partnership. Is that what you're asking?

Vinny Jindal: Right. And if there is an imbalance in the costs incurred by each party does that change the balance and enjoyments of the profits for each party?

Dani Bolognesi: No, it does not. Remember this is a collaboration and the only issue that we're talking about is where, who is going to be taking primary responsibility for driving those elements in the collaboration that reflects the areas that we're talking about. So we still will pay 50% of the costs, whatever they be.

Vinny Jindal: Okay. Last question is one of the growth initiatives for, well to talk broadly about the growth initiatives, one was the bio inject, the other was the introduction of new protease inhibitors that would in combination with Fuzeon do better than that drug alone which would then drive combination use including Fuzeon which would grow the Fuzeon market. That didn't happen according to IMS and the fact that guidance was reduced on Fuzeon.

What's the different about the integrase or CCR5 inhibitors that would allow for that thesis to come true with those different classes of compounds?

Dani Bolognesi: I guess one of the things I would say here Vinny is that with Prezista we had anticipated a much more rapid ramp up of that drug during the phase that we're looking at now. And that certainly hasn't happened yet. And the pull through that that drug would have had for us would have been I think in our earlier estimations a lot more than actually what happened.

So part of the problem is that Prezista sales, themselves, have not met our expectations, let's put it that way. The same situation would apply to the other drugs as you say.

Integrase inhibitors, if the integrase inhibitors are strong and we are able to demonstrate that the combined use of integrase inhibitors in Fuzeon really is a desirable element in treating our patient pool then we should see obviously a benefit from that.

There will be competition as well as we've said before and that's anticipated. And that's certainly true with R5 inhibitors. In R5 inhibitors, it's more logical even to consider using Fuzeon in combination with those drugs because Fuzeon in our population is covering as you well know viruses of different tropism. Whereas the R5 inhibitors are going to be rather specific for one class of viruses.

So the rationale for combining those drugs is fairly strong.

Vinny Jindal: If I can ask one last question, it seems like the company is being positioned either to leverage its cash to in license a new compound that will become the focus of the company and the use of that capital or it's being positioned for sale with the streamlining of the company's operations. Are either of those scenarios kind of lead scenarios in your mind or the future of Trimeris?

Dani Bolognesi: Well I think, I certainly think that the issue of building our pipeline is something that's very much in our mind and in fact we've been mindful of the lack of that activity in the last several years. I think we have an opportunity now to begin to think about that.

We have some interesting opportunities in front of us right now that we'll be evaluating and that we certainly hope that we can diversify beyond the relatively narrow situation that we've been dealing in right now. So we're kind of excited about this.

Vinny Jindal: Okay. Thanks a lot for taking the questions Dani.

Dani Bolognesi: You're welcome Vinny.

Operator: And there seem to be no further questions.

Dani Bolognesi: Well, we certainly look forward to providing you with further details regarding this strategic shift. I know this has been a bit abrupt today. We've got a number of things, as I've said, we want to do with our partner to be able to give you granularity along that line. And we plan to do this on our fourth quarter call. Thanks very much for joining us today and goodnight.

Operator: This concludes today's conference call. You may now disconnect.

END